TERM SHEET

THIS TERM SHEET DATED FEBRUARY 16TH, 2005 (THE "TERM SHEET") SUMMARIZES THE BASIC TERMS AND CONDITIONS ON WHICH STRASBOURGER PEARSON TULCIN WOLFF, INC. ("SPTW)") PROPOSES TO ACT AS INVESTMENT BANKER FOR A FINANCING OF AN INITIAL AMOUNT OF $100,000 (INITIAL OFFERING) AND A SECOND FINANCING OF A MINIMUM OF $500,000 UP TO A MAXIMUM OF $2,000,000. (THE " FINANCING") FOR: ASIA PAYMENT SYSTEMS, INC. (THE COMPANY). (COLLECTIVELY THE PARTIES)

--------------------------------------------------------------------------------


OFFERING:                               The  funding  shall  take  place  in two
                                        phases. The initial offering shall be the subscription for shares of common stock for $100,000 (one hundred thousand dollars).

                                        The  terms  for  the  initial  offering
                                        shall be as follows:

TERMS OF THE INITIAL OFFERING:          The  Company  shall  issue  shares  of
                                        its  common  stock  at  a  price  of
                                        $0.67. The shares of common stock will be registered by the company within {120} days of the closing of the initial offering.

                                        In  addition  the  company  will  issue
                                        to SPTW 150,000 (one hundred and fifty thousand) warrants to purchase shares of common stock at an exercise price of $1.20.


TERMS OF THE FINANCING:                 The  Financing  shall  be  a  minimum of
                                        $500,000  up to a maximum of $2,000,000.
                                        The shares shall be issued at a price of 70% or greater of the previous 30 day trailing average closing price. The company undertakes to register the shares of common stock within {120 } days of the completion of the financing.

                                        In  addition  the  company  will  issue
                                        to SPTW 1,000,000 (one million) warrants to purchase shares of common stock at a price of 75% of the offering price of the financing. The company undertakes to ensure the registration of the underlying shares within {120 } days of the completion of the financing.


ANTI-DILUTION:                          In  the  event  that  after  the  date
                                        hereof, the Company issues any shares of Common Stock, preferred stock, options, warrants or convertible securities at a purchase price, conversion price or exercise price (including any adjustments thereof) per share less then the price agreed between the company and SPTW then the

                                        Price  and  the  number  of  shares
                                        shall be adjusted on a weighted-average basis (subject to certain customary exceptions to be agreed to by the parties),

DEFAULT PROVISIONS:                     In  the  event  that  the  company fails
                                        to register the shares of common stock as contemplated then the company shall be subject to a number of default provisions to be agreed between the parties.

MISCELLANEOUS TERMS:


BOARD REPRESENTATION:                   SPTW  shall  be  entitled  to  appoint
                                        one  members  to the board of directors.
                                        Upon completion of the full ten million dollars raise SPTW has the option to add another board member.



REGISTRATION RIGHTS:               Certain  demand  and  piggyback  rights
                                   covering  the  Shares and the Warrant Shares.
                                   Shall be agreed between the parties

CONDITIONS TO CLOSING:             There  shall  be  outstanding  on  the  date
                                   of issuance of the common shares and warrants
                                   (i) no more than ______________ shares of common stock on a fully diluted basis; (ii) no debt outstanding other than accounts payable, credit facility and capital lease obligations.

                                        Subject  to  the  satisfaction  of
                                        SPTW's due diligence investigation of the Company, including, without limitation to, the Company's financial statements, projections, cash burn rate, business prospects, capital structure, contractual arrangements and other customary conditions.

FEES: Upon the closing of the Financing, the Company shall pay (i) to SPTW a placement fee equal to 8% of the gross proceeds of the Private Placement, plus
                                        (ii)  unaccountable  costs  of 2% of the
                                        gross proceeds.(iii) issue five year warrants to purchase 1,000,000 of the companies common shares at an exercise price equal to 75% of the price of the shares issued pursuant to the financing.

                                        The  Company  shall  also  be
                                        responsible  for  its  own  legal,
                                        accounting and travel expenses as well as any printing and mailing expenses for the e Financing. Upon the execution of this Term Sheet, the Company shall pay to SPTW a cash retainer fee of $30,000, (thirty thousand) dollars which amount shall be applied as a credit against SPTW's out-of-pocket expenses. SPTW shall provide reasonable documentation of its out-of-pocket expenses, including but not limited to airline ticket stubs, copies of hotel invoices, and copies of invoices for legal services.

                                        In  the  event  that  the  Company
                                        elects not to proceed with the Financing for any reason after the date hereof and prior to the Termination Date, then in addition to any and all compensation previously received by or owed to SPTW, the Company shall pay to SPTW a financial advisory and structuring fee of $100,000, which fee may, at the sole option of SPTW, be payable by the issuance and delivery by the Company of { } shares of the Company's Common Stock.

STRASBOURGER INTRODUCTIONS:             The  Company  hereby  agrees  that  if
                                        at any time within two year from the later of (i) the date of the final closing of the Financing, or (ii) the date of termination of this Term Sheet
                                        (the "Effective Date"), the Company (or any of its subsidiaries or affiliated entities or successors) obtains any financing from any person or entity introduced by SPTW, the Company will pay to SPTW the fees set forth herein.

If the foregoing is acceptable, please sign a copy of this Term Sheet in the space provided below and return the copy to the undersigned by February 21st, 2005. If an executed copy of the Term Sheet is not received on or prior to such date, this Term Sheet shall be void and have no further force or effect.



                                Very truly yours,

                                STRASBOURGER PEARSON TULCIN WOLFF, INC.



                                By:
                                   --------------------------------



Confirmed and Agreed To:


Asia Payment Systems, Inc.


By:
   ----------------------------